Exhibit 32.1

CERTIFICATION BY PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q/A of Ligand Pharmaceuticals Incorporated (the “Company”) for the quarter ended September 30, 2011, I, John L. Higgins, President, Chief Executive Officer and Director of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2011, fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification is being furnished solely to accompany such Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2011, pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

{PRIVATE} Date: February 10, 2012	/s/ John L. Higgins
John L. Higgins
President, Chief Executive Officer and Director (Principal Executive Officer)